Exhibit 99.1

AssetMark Reports Record Net Flows for First Quarter 2020

CONCORD, Calif., May 5, 2020 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended March 31, 2020.

First Quarter 2020 Financial and Operational Highlights

•	Net income for the quarter was $2.7 million, or $0.04 per share.
•	Adjusted net income for the quarter was $17.7 million, or $0.24 per share, on total revenue of $114.9 million.
•	Adjusted EBITDA for the quarter was $28.4 million, or 24.7% of total revenue.
•

Platform assets increased 12.7% year-over-year, but declined 9.1% quarter-over-quarter due to a negative $9.5 billion market impact net of fees, partially offset by quarterly net flows of $1.8 billion and an addition of $2.1 billion from the acquisition of OBS Financial, which closed in late February.

•	Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 11.9%.
•

More than 14,400 new households and over 210 new producing advisors joined the AssetMark platform during the first quarter. In total, as of March 31, 2020 there were over 8,400 advisors (over 2,100 were engaged advisors) and nearly 177,000 investor households on the AssetMark platform.

•	We realized 23.3% annualized production lift from existing advisors for the first quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“During these unprecedented times, our advisors need us more than ever. I am incredibly proud of how our company has rallied in the face of this crisis and worked 24/7 to ensure the safety and well-being of each other, while also continuing to make a difference in the lives of our advisors and their clients.” said Charles Goldman, President and CEO. “We are providing advisors reassurance, actionable takeaways and investor communication support, while handling record call and trading volume. Our platform, through a combination of compelling technology, personalized services and curated investments is built to be able to help advisors through these uncertain times. We have been so inspired by stories from our advisors about how AssetMark is helping them stay focused on running their business and helping their investors stay focused on their goals.”

Goldman concluded, “Financially, record quarterly net flows of $1.8 billion, and double digit year-over-year growth in revenue, adjusted EBITDA and adjusted net income all demonstrated strong performance in the first quarter of 2020. In the near term we are reducing cost and capital spend while continuing to invest for the long-term. AssetMark entered this crisis in a position of strength, and we remain well capitalized with a resilient balance sheet, low net debt ratio, strong cash flow generation and high liquidity.”

First Quarter 2020 Key Operating Metrics

	1Q20	1Q19	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	61,608	44,855	37.3%
Net flows (millions of dollars)	1,834	1,409	30.1%
Market impact net of fees (millions of dollars)	(9,477)	3,431	NM
Acquisition impact (millions of dollars)	2,060	0	NM
Platform assets (at period-end) (millions of dollars)	56,025	49,695	12.7%
Net flows lift (% of beginning of year platform assets)	3.0%	3.1%	(10 bps)
Advisors (at period-end)	8,477	7,615	11.3%
Engaged advisors (at period-end)	2,138	1,967	8.7%
Assets from engaged advisors (at period-end) (millions of dollars)	48,793	43,277	12.7%
Households (at period-end)	176,681	137,749	28.3%
New producing advisors	217	198	9.6%
Production lift from existing advisors (annualized %)	23.3%	24.0%	(70 bps)
Assets in custody at ATC (at period-end) (millions of dollars)	38,770	35,558	9.0%
ATC client cash (at period-end) (millions of dollars)	2,991	1,411	112.0%

Financial metrics:
Total revenue (millions of dollars)	115	92	24.5%
Net income (millions of dollars)	2.7	2.8	(2.7%)
Net income margin (%)	2.4%	3.0%	(60bps)
Capital expenditure (millions of dollars)	6.5	4.7	38.2%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	28.4	22.7	24.8%
Adjusted EBITDA margin (%)	24.7%	24.6%	10 bps
Adjusted net income (millions of dollars)	17.7	12.7	39.2%

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its first quarter 2020 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: May 5, 2020
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•	Phone: 866-211-4156 (international dial-in: 647-689-6721); password: 3440868
•	Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from May 5, 2020.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $56.0 billion in platform assets as of March 31, 2020 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our market share and the size of our addressable market, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,161	$96,341
Restricted cash	8,500	9,000
Investments, at fair value	6,888	7,275
Fees and other receivables	12,199	9,679
Income tax receivable, net	5,878	3,994
Other current assets	12,135	6,565
Total current assets	125,761	132,854
Property, plant and equipment, net	7,207	7,067
Capitalized software, net	69,372	69,814
Other intangible assets, net	660,089	651,915
Operating lease right-of-use assets	32,682	—
Goodwill	338,623	327,310
Total assets	$1,233,734	$1,188,960
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$600	$967
Accrued liabilities and other current liabilities	34,767	40,610
Total current liabilities	35,367	41,577
Long-term debt, net	121,770	121,692
Other long-term liabilities	14,480	16,440
Long-term portion of operating lease liabilities	36,608	—
Deferred income tax liabilities, net	150,724	150,390
Total long-term liabilities	323,582	288,522
Total liabilities	358,949	330,099
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 72,390,080 shares issued and outstanding as of March 31, 2020 and December 31, 2019)	72	72
Additional paid-in capital	809,594	796,406
Retained earnings	65,119	62,383
Total stockholders’ equity	874,785	858,861
Total liabilities and stockholders’ equity	$1,233,734	$1,188,960

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
Asset-based revenue	$105,650	$83,063
Spread-based revenue	7,951	7,549
Other revenue	1,289	1,702
Total revenue	114,890	92,314
Expenses:
Asset-based expenses	35,015	28,102
Spread-based expenses	1,289	478
Employee compensation	43,497	31,885
General and operating expenses	19,365	12,292
Professional fees	3,831	2,386
Depreciation and amortization	8,409	6,896
Total expenses	111,406	82,039
Interest expense	1,627	4,024
Other expense	50	—
Income before income taxes	1,807	6,251
Provision for (benefit from) income taxes	(929)	3,440
Net income	2,736	2,811
Unrealized gain on investments, net of tax	—	16
Net comprehensive income	$2,736	$2,827
Net income per share attributable to common shareholder:
Net income per share, basic and diluted	$0.04	$0.04
Weighted average number of common shares outstanding, basic	67,142,459	66,150,000
Weighted average number of common shares outstanding, diluted	69,317,261	66,150,000

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,736	$2,811
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	8,409	6,896
Interest	78	172
Deferred income taxes	522	(132)
Share-based compensation	13,188	5,226
Changes in certain assets and liabilities:
Fees and other receivables, net	(1,835)	(3,755)
Other current assets	944	(815)
Accounts payable, accrued expenses and other liabilities	(12,909)	(10,694)
Income tax receivable and payable	(1,884)	3,060
Net cash provided by operating activities	9,249	2,769
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of OBS, net of cash received	(18,404)	—
Purchase of investments	(1,014)	(308)
Purchase of property and equipment	(416)	(93)
Purchase of computer software	(6,095)	(4,619)
Net cash used in investing activities	(25,929)	(5,020)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	—	(625)
Net cash (used in) provided by financing activities	—	(625)
Net change in cash, cash equivalents, and restricted cash	(16,680)	(2,876)
Cash, cash equivalents, and restricted cash at beginning of period	105,341	112,354
Cash, cash equivalents, and restricted cash at end of period	$88,661	$109,478
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$365	$—
Interest paid	$1,547	$3,852
Non-cash operating activities:		—
Non-cash changes to right-of-use assets	$38,495	$—
Non-cash changes to lease liabilities	$39,839	$—

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and

•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months ended March 31, 2020 and 2019 (unaudited).

	Three Months Ended March 31,		Three Months Ended March 31,
(in thousands except for percentages)	2020	2019	2020	2019
Net income	$2,736	$2,811	2.4%	3.0%
Provision for (benefit from) income taxes	(929)	3,440	(0.8)%	3.7%
Interest income	(482)	(892)	(0.4)%	(1.0)%
Interest expense	1,627	4,024	1.4%	4.4%
Amortization/depreciation	8,409	6,896	7.3%	7.5%
EBITDA	11,361	16,279	9.9%	17.6%
Share-based compensation(1)	13,188	5,226	11.5%	5.7%
IPO readiness(2)	—	568	—	0.6%
Reorganization and integration costs(3)	103	657	0.1%	0.7%
Acquisition expenses(4)	3,577	—	3.1%	—
Business continuity plan(5)	96	—	0.1%	—
Unrealized loss in investments	50	—	—	—
Adjusted EBITDA	$28,375	$22,730	24.7%	24.6%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit and stock option grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. These expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(5)	“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce due to the COVID-19 pandemic.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for the three months ended March 31, 2020 and 2019, broken out by compensation and non-compensation expenses.

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$13,188	$—	$13,188	$5,226	$—	$5,226
IPO readiness(2)	—	—	—	—	568	568
Reorganization and integration costs(3)	105	(2)	103	562	95	657
Acquisition expenses(4)	1,132	2,445	3,577	—	—	—
Business continuity plan(5)	96	—	96	—	—	—
Unrealized loss in investments	—	50	50	—	—	—
Total adjustments to adjusted EBITDA	$14,521	$2,493	$17,014	$5,788	$663	$6,451

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	11.5%	—	11.5%	5.7%	—	5.7%
IPO readiness(2)	—	—	—	—	0.6%	0.6%
Reorganization and integration costs(3)	0.1%	—	0.1%	0.6%	0.1%	0.7%
Acquisition expenses(4)	1.0%	2.1%	3.1%	—	—	—
Business continuity plan(5)	0.1%	—	0.1%	—	—	—
Unrealized loss in investments	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	12.7%	2.1%	14.8%	6.3%	0.7%	7.0%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit and stock option grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. These expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(5)	“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce due to the COVID-19 pandemic.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months ended March 31, 2020 and 2019 (unaudited).

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$2,736			$2,811
Acquisition-related amortization(1)	$—	$5,108	5,108	$—	$5,108	5,108
Expense adjustments(2)	1,332	2,443	3,775	562	663	1,225
Share-based compensation	13,188	—	13,188	5,226	—	5,226
Unrealized loss in investments	—	50	50	—	—	—
Tax effect of adjustments(3)	(346)	(6,804)	(7,150)	(146)	(1,501)	(1,647)
Adjusted net income	$14,174	$797	$17,707	$5,642	$4,270	$12,723

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Lexy Siegel

Group Gordon
lsiegel@groupgordon.com

SOURCE: AssetMark Financial Holdings, Inc.